APTIMUS, INC.

                      FORM OF NOTICE OF GUARANTEED DELIVERY

      This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares of common stock, no par value per share (the "Shares"), of Aptimus, Inc., a Washington corporation (the "Company"), are not immediately available; (ii) time will not permit all required documents to reach Mellon Investor Services LLC, as Depositary (the "Depositary"), prior to 5:00 p.m., Eastern time, on November 12, 2001 (the "Expiration Date"); or (iii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by a firm that is a participant in the Security Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each such firm, an "Eligible Institution"). See "The Tender Offer - Procedures for tendering shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                          MELLON INVESTOR SERVICES LLC

      By Express Mail:                            By Hand:                          By Overnight Delivery:
Mellon Investor Services LLC            Mellon Investor Services LLC             Mellon Investor Services LLC
        120 Broadway                            120 Broadway                             120 Broadway
         13th Floor                              13th Floor                               13th Floor
     New York, NY 10271                      New York, NY 10271                       New York, NY 10271
 Attn: Reorganization Dept.              Attn: Reorganization Dept.               Attn: Reorganization Dept.

                              To Confirm Receipt of
                         Notice of Guaranteed Delivery:

                              FAX #: (201) 296-4293
                       FAX Confirmation #: (201) 296-4860

                   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS,
             OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER,
                         OTHER THAN AS SET FORTH ABOVE,
                      DOES NOT CONSTITUTE A VALID DELIVERY.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

      The undersigned hereby tenders to Aptimus, Inc., a Washington corporation (the "Company"), upon the terms and subject to the conditions set forth in the Company's Offer to Purchase dated October 10, 2001 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in "The Tender Offer - Procedures for tendering shares" of the Offer to Purchase.

Number of Shares Tendered:__________

____________________________________       _____________________________________
Certificate Nos.(if available):             Name(s)    (Please Print)

____________________________________       _____________________________________

____________________________________       _____________________________________
(Area Code and Telephone Number)           (Address)

Account No._________________________       _____________________________________
(At the Depository)                        Signature(s)

                                           Dated: ___________________, 2001


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

                                    Guarantee
                    (Not to be used for signature guarantee)

      The undersigned, a firm that is an Eligible Institution, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of book-entry transfer with respect to such Shares together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an "agent's message" (as defined in the Offer to Purchase), and any other required documents, within three trading days after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Dated:___________________, 2001        _________________________________________
                                       (Firm)

                                       _________________________________________
                                       (Address)

                                       _________________________________________
                                       Sign Here:

                                       _________________________________________
                                       (Authorized Agent)

                                       _________________________________________
                                       (City, State)             (Zip Code)

                                       _________________________________________
                                       (Area Code and Telephone Number)

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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